                                                                    EXHIBIT 99.9
                               OFFER TO EXCHANGE
                         CASH OR SHARES OF COMMON STOCK
                                       OF

                                   PEOPLESOFT
                             WITH A VALUE EQUAL TO
             $7.05 PLUS 0.43 OF A SHARE OF PEOPLESOFT COMMON STOCK,
                   AT YOUR ELECTION AND SUBJECT TO PRORATION
                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF

                             J.D. EDWARDS & COMPANY

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 17, 2003, UNLESS EXTENDED.

                                                                   June 19, 2003
To Brokers, Dealers, Commercial Banks
Trust Companies And Other Nominees:

     Jersey Acquisition Corporation ("Acquisition Sub"), a Delaware corporation and a wholly owned subsidiary of PeopleSoft, Inc., a Delaware corporation ("PeopleSoft," and together with Acquisition Sub, the "Acquiror"), has offered to exchange each outstanding share of common stock, par value $0.001 per share (the "Common Stock"), and the associated stock purchase rights (the "Rights," and together with the Common Stock, the "J.D. Edwards Shares") of J.D. Edwards & Company, a Delaware corporation ("J.D. Edwards") for cash and a fraction of a share of PeopleSoft common stock and the associated stock purchase rights ("PeopleSoft Common Stock") with a value equal to $7.05 plus 0.43 of a share of PeopleSoft Common Stock, allocated by prorating the cash and shares available in the offer among the elections made. Holders of J.D. Edwards Shares who tender but do not make an election will receive an allocation of the remaining cash and stock, or a combination of cash and stock, after allocating the cash and stock among the elections made in the offer, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith.

     The Offer is being made in connection with the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of June 16, 2003, by and among PeopleSoft, Acquisition Sub and J.D. Edwards (the "Merger Agreement"). The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Acquisition Sub will be merged with and into J.D. Edwards (the "Merger") with J.D. Edwards surviving the Merger as a wholly owned subsidiary of PeopleSoft. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold J.D. Edwards Shares registered in your name or in the name of your nominee.

     The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail.

     For your information and for forwarding to your clients for whom you hold J.D. Edwards Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. The Prospectus dated June 19, 2003.

          2. The Letter of Transmittal, including a Certification of Taxpayer Identification Number on Substitute Form W-9, for your use in accepting the Offer and tendering J.D. Edwards Shares. Facsimile copies of the Letter of Transmittal with manual signature(s) may be used to tender J.D. Edwards Shares.

          3. The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing J.D. Edwards Shares are not immediately available or if such certificates and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus) or if the procedures for book-entry transfer cannot be completed, by the expiration date.

          4. A printed form of Letter to Clients which may be sent to your clients for whose accounts you hold J.D. Edwards Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

          5. Letter to stockholders of J.D. Edwards from Robert M. Dutkowsky, Chairman, President and Chief Executive Officer of J.D. Edwards accompanied by J.D. Edwards' Solicitation/Recommendation Statement on Schedule 14D-9.

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax and 28% of any reportable payments to such stockholder or other payee may be withheld pursuant to the Offer.

          7. A return envelope addressed to the Exchange Agent for your use only.

     Your attention is invited to the following:

          1. The tendering holders of J.D. Edwards Shares may make an election to receive the offer consideration all in cash or all in stock, and will receive cash, a fraction of a share of PeopleSoft Common Stock, or a combination of cash and stock, in each case having a value, on a per share basis, of $7.05 plus 0.43 of a share of PeopleSoft Common Stock, allocated by prorating the cash and shares available in the offer among the elections made. If J.D. Edwards Shares are tendered without an election such shares will be exchanged for an allocation of the remaining cash and stock, or a combination of cash and stock, after allocations for the cash and stock among the elections made in the Offer.

          2. The Offer is being made for all outstanding J.D. Edwards Shares.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, July 17, 2003, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of J.D. Edwards Shares which represent at least a majority of the total J.D. Edwards Shares outstanding on a fully diluted basis, and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar statutes or regulations of foreign jurisdictions applicable to the Offer and the Merger. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon PeopleSoft or Acquisition Sub obtaining financing.

          5. The J.D. Edwards board of directors (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the J.D. Edwards stockholders,

     (2) approved the Merger, the Offer and the Merger Agreement, and (3) recommends that the J.D. Edwards stockholders accept the Offer and tender their J.D. Edwards Shares pursuant thereto.

          6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax and 28% of any reportable payments to such stockholder or other payee may be withheld pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Acquiror will accept for exchange or payment J.D. Edwards Shares which are validly tendered prior to the expiration date and not theretofore properly withdrawn when, as and if Acquiror gives oral or written notice to the Exchange Agent of Acquiror's acceptance of such J.D. Edwards Shares for exchange or payment pursuant to the Offer. Issuance of PeopleSoft Common Stock or payment of any consideration pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such J.D. Edwards Shares, or timely confirmation of a book-entry transfer of such J.D. Edwards Shares into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures described in the Prospectus section titled "The
Offer -- Procedures for Tendering," (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer, and (iii) all other documents required by the Letter of Transmittal.

     Neither Acquiror nor any officer, director, stockholder, agent or other representative of Acquiror will pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Exchange Agent as described in the Prospectus) in connection with soliciting tenders of J.D. Edwards Shares pursuant to the Offer.

     Acquiror will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 17, 2003, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of J.D. Edwards Shares, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered J.D. Edwards Shares should be delivered to the Exchange Agent or such J.D. Edwards Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Prospectus.

     If holders of J.D. Edwards Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration date, a tender may be effected by following the guaranteed delivery procedures specified in the Prospectus section titled "The Offer-Guaranteed Delivery."

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the Information Agent at its address and telephone number set forth on the back cover of the Prospectus.

                                          Very truly yours,

                                          Jersey Acquisition Corporation
                                          PeopleSoft, Inc.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF PEOPLESOFT, ACQUISITION SUB, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.